PROXY
Horizon BANCORPORATION, INC. 900 53rd Avenue East Bradenton, Florida 34203

This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Charles S. Conoley, as Proxy with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below all the shares of the common stock of Horizon Bancorporation, Inc. held of record by the undersigned on March 31, 2005, at the Annual Meeting of Shareholders to be held on May 19, 2005, or any adjournment thereof.

A.     ELECTION OF DIRECTORS (The Board of Directors recommends a vote "FOR" all nominees listed below.)
[ ] FOR all nominees listed below (except as marked to the contrary below) Class III (Terms expiring in 2008)	[ ] WITHHOLD AUTHORITY for all nominees listed below.	[ ] ABSTAIN
David K. Scherer
Elizabeth Thomason, D.M.D.
Mary Ann P. Turner

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

B.     RATIFICATION OF FRANCIS & COMPANY, CPA'S, (The Board of Directors recommends a vote "FOR" ratification of Francis & Company, CPA's as the Company's independent auditors for the year 2005.
[ ] FOR ratification of Francis & Company, CPAs as the Company's independent auditors for the fiscal year 2005.	[ ] AGAINST	[ ] ABSTAIN

C.     IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

[ ] YES [ ] NO

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of all listed nominees and, at the Proxy's direction, on any other matter that may properly come before the Annual Meeting. Please sign exactly as name appears below. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	______________________________________, 2005 Date ____________________________________________ Signature ____________________________________________ Signature if held jointly